                       Incorporated Under the Laws of the
                               State of Minnesota
                                  Chapter 302A


  NUMBER                                                      SHARES
-SPECIMEN-                                                  -SPECIMEN-

                         MIMLIC INVESTORS FUND I, INC..

                        10,000,000,000 Authorized Shares
            OF WHICH 2,000,000,000 are Designated as Class  C Shares

This Certifies that -SPECIMEN- is the registered holder of -SPECIMEN- Class C Shares of MIMLIC INVESTORS FUND I, INC., of the par value of $.01 each, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ________A.D. 19___.

Secretary                                         President